Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

AFFIMED N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid (Primary)	Equity	Common Shares, nominal €0.10 per share	457(o)	(1)(2)	(3)	(1)

	Debt	Debt Securities	457(o)	(1)(2)	(3)	(1)

	Other	Warrants	457(o)	(1)(2)	(3)	(1)

	Other	Purchase Contracts	457(o)	(1)(2)	(3)	(1)

	Other	Units	457(o)	(1)(2)	(3)	(1)

	Unallocated (Universal Shelf)	—	457(o)	(1)(2)	(3)	$20,000,000(4)	0.00015310	$3,062

Carry Forward Securities

Carry Forward Securities (Primary)	Equity	Common Shares, nominal €0.10 per share	415(a)(6)	(1)(2)	(3)	$33,031,284(4)		(4)	Form F-3	333-260946	November 10, 2021	$3,062(4)

	Debt	Debt Securities	415(a)(6)	(1)(2)	(3)	(1)

	Other	Warrants	415(a)(6)	(1)(2)	(3)	(1)

	Other	Purchase Contracts	415(a)(6)	(1)(2)	(3)	(1)

	Other	Units	415(a)(6)	(1)(2)	(3)	(1)

	Unallocated (Universal Shelf)	—	415(a)(6)	(1)(2)	(3)	(1)

			Total Offering Amounts			$20,000,000		$3,062

			Total Fees Previously Paid					$3,062

			Total Fee Offsets					N/A

			Net Fee Due					$0.00

(1)

There are being registered hereunder such indeterminate number or amount of common shares, debt securities, warrants, purchase contracts and/or units to purchase any combination of the foregoing securities, as may from time to time be issued at indeterminate prices, and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $20,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder also include such indeterminate number of common shares and amount of debt securities as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any other securities.

(3)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act.

(4)

The Registrant previously filed a Registration Statement on Form F-3 (Registration No. 333-260946) (the “F-3ASR”) with the Securities and Exchange Commission (the “Commission”) on November 10, 2021, as amended by Post-Effective Amendment No. 1 filed by the Registrant with the Commission on March 31, 2022 (“Post-Effective Amendment No. 1”), and further amended by Post-Effective Amendment No. 2 filed by the Registrant with the Commission on March 31, 2022 (“Post-Effective Amendment No. 2”) under the Securities Act, and as constituted at the time Post-Effective Amendment No. 2 became effective on April 6, 2022 in accordance with the Securities Act (the “Prior Registration Statement”), registering an aggregate of $250,000,000 of an indeterminate number of securities to be offered by the Registrant from time to time. As of November 1, 2024, the Registrant has sold common shares having an aggregate gross sales price of $114,357,357.67 under the Prior Registration Statement. In connection therewith, $135,642,642.33 of the securities registered on the Prior Registration Statement remain unsold, leaving $12,574.07 in previously paid fees available to use in connection with carrying forward the unsold securities from the Prior Registration Statement (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). Accordingly, $3,062 of previously paid fees in connection with the registration of $33,031,284 securities are being carried forward, such that no registration fee is due to be paid at this time for the registration of the securities offered hereby. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.